Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Third Quarter 2026 Results
TYSONS, VA (November 4, 2026) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2026 and provided an operational update and an update on its Non-Core hotel disposition initiative.
Third Quarter Highlights Include:
•Comparable RevPAR was $201.02, an increase of 8.4% compared to the same period in 2025;
•Core RevPAR was $213.66, an increase of 8.1% compared to the same period in 2025;
•Net loss and net loss attributable to stockholders were $(15) million and $(18) million, respectively;
•Adjusted EBITDA was $135 million, an increase of 4.0% compared to the same period in 2025;
•Diluted loss per share was $(0.10); and
•Diluted Adjusted FFO per share was $0.39, an increase of 11.2% compared to the same period in 2025.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am very pleased with our third quarter results, with Core RevPAR increasing over 8% year-over-year, driven by continued strength in both group and leisure demand segments across our portfolio. Group rooms revenue increased over 18% year-over-year, while higher-rated leisure travel further supported performance during the quarter. Our Hawaii hotels delivered outstanding results, with RevPAR at the Hilton Waikoloa Village and Hilton Hawaiian Village increasing 20% and 5% year-over-year, respectively, despite a nearly 280-basis point impact on combined RevPAR growth from recent storms. We also continued to realize the benefits of our strategic capital investments, with the Casa Marina Key West, Curio Collection, and Waldorf Astoria Orlando generating RevPAR growth of over 17% and 16% year-over-year, respectively, while the Hilton Chicago, Hilton Santa Barbara Beachfront Resort and each of our Washington, D.C. and Boston hotels produced double-digit RevPAR growth, further demonstrating the broad-based demand strength within the portfolio. As we enter the fourth quarter, booking trends remain encouraging as preliminary October Comparable RevPAR increased nearly 11% year-over-year, with continued outperformance throughout the portfolio contributing to our raised outlook for the remainder of the year.”
Additional Highlights Include:
•Reopened the Royal Palm South Beach Miami, a Tribute Portfolio Resort (“Royal Palm”), in July 2026, following the completion of its more than $110 million transformative renovation, and commenced a more than $100 million renovation of the Ali’i Tower at the Hilton Hawaiian Village Waikiki Beach Resort in August 2026;
•Exited two Non-Core hotels since the second quarter of 2026 for gross proceeds of approximately $31 million. The hotels contributed an insignificant amount of Hotel Adjusted EBITDA in 2025 and had approximately $80 million in anticipated capital expenditures;
•In September 2026, drew the remaining $600 million from Park’s $800 million senior unsecured delayed draw term loan facility (“2025 Delayed Draw Term Loan”), as well as $700 million from Park’s delayed draw mortgage loan facility (“Bonnet Creek Mortgage Loan”), to fully repay the $1.275 billion CMBS loan secured by the Hilton Hawaiian Village Waikiki Beach Resort (“HHV Mortgage Loan”), which was scheduled to mature on November 1, 2026;
•In October 2026, paid its third quarter cash dividend of $0.25 per share to stockholders of record as of September 30, 2026 and declared its fourth quarter cash dividend of $0.25 per share to stockholders of record as of December 31, 2026, to be paid on January 15, 2027; and
•Achieved LEED Silver Certifications for the 822-room Rainbow Tower at the Hilton Hawaiian Village Waikiki Beach Resort and the 414-room Palace Tower at the Hilton Waikoloa Village, both of which completed guestroom renovations earlier this year. Including the 1,021-room Tapa Tower at the Hilton Hawaiian Village Waikiki Beach Resort, which earned a hotel LEED certification in 2025, Park has three towers with LEED certifications following comprehensive renovations.

Non-Core Hotel Dispositions:
•In July 2026, sold the 314-room Hilton Short Hills for gross proceeds of $12 million, which had anticipated capital expenditures of approximately $27 million; and
•In October 2026, sold the 520-room The Wade for gross proceeds of approximately $19 million, which had anticipated capital expenditures of approximately $52 million.

Mr. Baltimore added, “We are excited about the reopening of the Royal Palm in South Beach following a comprehensive renovation that transformed all 393 existing guestrooms, added 11 new guestrooms, expanded and modernized the meeting space, and enhanced all public spaces, including a redesigned lobby, four new food and beverage concepts and an upgraded pool. We expect the renovation will be a positive tailwind for the portfolio next year, adding at least 200 basis points to Comparable RevPAR growth and doubling the hotel’s EBITDA upon stabilization. We remain laser-focused on further elevating the quality of our portfolio and, during the quarter, commenced the more than $100 million renovation of the Ali’i Tower at the Hilton Hawaiian Village, as part of our continued investment in this iconic resort. We also made meaningful progress in strengthening our financial flexibility by repaying the $1.275 billion mortgage loan secured by the Hilton Hawaiian Village and extending our debt maturity profile through utilization of proceeds from our 2025 Delayed Draw Term Loan and Bonnet Creek Mortgage Loan. In addition, we continued to advance our portfolio transformation through the sale of two additional Non-Core hotels. With approximately $1.3 billion of liquidity, we are well-positioned to continue executing on our strategic priorities and creating long-term shareholder value.”
Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change(1)		2026	2025	Change(1)
Comparable Hotels:
RevPAR(2)	$201.02	$185.46	8.4%		$205.33	$194.69	5.5%
Occupancy	76.4%	74.0%	2.4	% pts	76.4%	74.2%	2.2	% pts
ADR	$263.19	$250.70	5.0%		$268.59	$262.18	2.4%
Total RevPAR	$316.99	$300.30	5.6%		$336.23	$322.00	4.4%

Core Hotels:
RevPAR(3)	$213.66	$197.65	8.1%		$219.24	$208.41	5.2%
Occupancy	76.9%	74.9%	2.0	% pts	77.0%	75.1%	1.9	% pts
ADR	$277.78	$263.85	5.3%		$284.69	$277.34	2.6%
Total RevPAR	$342.60	$325.89	5.1%		$363.72	$348.46	4.4%

Net (loss) income	$(15)	$(14)	(12.2)%		$47	$(73)	164.4%
Net (loss) income attributable to stockholders	$(18)	$(16)	(14.6)%		$40	$(78)	151.2%

Operating income	$38	$59	(35.0)%		$195	$131	49.3%
Operating income margin	6.4%	9.7%	(330)	bps	10.3%	6.8%	350	bps

Comparable Hotel Adjusted EBITDA	$146	$135	7.7%		$503	$477	5.4%
Comparable Hotel Adjusted EBITDA margin	25.7%	25.2%	50	bps	28.3%	28.1%	20	bps

Core Hotel Adjusted EBITDA	$132	$125	6.8%		$455	$435	4.8%
Core Hotel Adjusted EBITDA margin	26.7%	26.3%	40	bps	29.1%	29.0%	10	bps

Adjusted EBITDA	$135	$130	4.0%		$476	$457	4.3%
Adjusted FFO attributable to stockholders	$79	$70	12.3%		$309	$291	6.3%

(Loss) earnings per share – Diluted(1)	$(0.10)	$(0.08)	(15.7)%		$0.19	$(0.40)	148.5%
Adjusted FFO per share – Diluted(1)	$0.39	$0.35	11.2%		$1.54	$1.45	6.1%
Weighted average shares outstanding – Diluted(4)	202	200	2		201	200	1
______________________________________________
(1)Percentages are calculated based on unrounded numbers.
(2)Comparable RevPAR, excluding the Royal Palm, increased 6.8% for the nine months ended September 30, 2026 compared to the same period in 2025.
(3)Core RevPAR, excluding the Royal Palm, increased 6.8% for the nine months ended September 30, 2026 compared to the same period in 2025.
(4)Diluted loss per share for the three and nine months ended September 30, 2026 was calculated based on weighted average shares of 200 million for both periods, which excludes shares that were anti-dilutive. For purposes of Diluted Adjusted FFO per share, weighted average shares were 202 million and 201 million for the three and nine months ended September 30, 2026, respectively. Diluted loss per share for the three and nine months ended September 30, 2025 was calculated based on weighted average shares of 199 million for both periods, which excludes shares that were anti-dilutive. For purposes of Diluted Adjusted FFO per share, weighted average shares were 200 million for both periods.

Operational Update on Core Hotels
Results for Park’s Core hotels and Core hotels by type are as follows:

(unaudited, dollars in millions)		RevPAR			Hotel Revenue			Hotel Adjusted EBITDA
	Rooms	3Q26	3Q25	Change(1)	3Q26	3Q25	Change	3Q26	3Q25	Change(1)
Hilton Hawaiian Village Waikiki Beach Resort	2,886	$268.12	$255.27	5.0%	$117	$107	9.3%	$42	$40	7.9%
Hilton Waikoloa Village	661	211.42	175.89	20.2	26	25	4.8	5	5	(12.5)
Signia by Hilton Orlando Bonnet Creek	1,009	129.08	131.56	(1.9)	31	33	(6.0)	7	9	(19.3)
Waldorf Astoria Orlando	502	238.44	205.14	16.2	21	19	12.2	4	4	26.9
New York Hilton Midtown	1,878	302.97	287.95	5.2	76	80	(5.9)	11	16	(30.7)
Hilton New Orleans Riverside	1,622	81.27	94.46	(14.0)	25	28	(12.0)	4	7	(34.4)
Caribe Hilton	652	184.53	202.55	(8.9)	18	19	(4.4)	3	4	(25.3)
Hilton Boston Logan Airport	604	299.41	269.57	11.1	20	18	11.0	7	5	25.9
Hyatt Regency Boston	502	305.73	269.04	13.6	17	15	15.0	7	6	27.1
Hilton Santa Barbara Beachfront Resort	360	330.55	292.49	13.0	16	15	12.5	8	7	17.3
Hyatt Regency Mission Bay Spa and Marina	438	230.69	219.09	5.3	16	15	5.9	4	4	(1.3)
Casa Marina Key West, Curio Collection	311	295.92	252.29	17.3	14	12	15.0	4	3	35.1
The Reach Key West, Curio Collection	150	221.73	208.57	6.3	5	5	3.7	1	—	18.4
Hilton Chicago	1,544	208.06	180.33	15.4	48	42	15.7	12	10	26.0
Hilton Denver City Center	613	151.30	143.84	5.2	13	11	10.4	5	4	21.4
Royal Palm South Beach Miami(2)	404	34.60	—	100.0	2	—	100.0	2	(2)	210.8
DoubleTree Hotel Washington DC – Crystal City	627	154.23	102.61	50.3	11	8	41.5	3	1	238.7
Hilton McLean Tysons Corner	458	148.60	131.11	13.3	9	9	(6.2)	1	1	(21.0)
JW Marriott San Francisco Union Square	344	226.48	211.96	6.9	9	9	8.6	1	—	5,477.8
Juniper Hotel Cupertino, Curio Collection	224	169.97	141.16	20.4	4	4	16.0	1	1	31.2
Total Core Hotels (20 Hotels)	15,789	213.66	197.65	8.1	498	474	5.3	132	125	6.8
Non-Core Hotels (8 Hotels)	3,593	145.52	132.00	10.2	67	61	8.7	14	10	19.0
Total Comparable Hotels (28 Hotels)	19,382	$201.02	$185.46	8.4%	$565	$535	5.7%	$146	$135	7.7%

			Core ADR			Core Occupancy				Core RevPAR
	Hotels	Rooms	3Q26	3Q25	Change(1)	3Q26	3Q25	Change		3Q26	3Q25	Change(1)
Resort	10	7,373	$292.57	$283.85	3.1%	76.2%	73.3%	2.9	% pts	$222.92	$208.01	7.2%
Urban	6	6,503	270.44	253.56	6.7	76.5	76.9	(0.4)		207.01	195.07	6.1
Airport/Suburban	4	1,913	247.73	224.38	10.4	81.0	74.3	6.7		200.56	166.66	20.3
All Types - Core Hotels	20	15,789	$277.78	$263.85	5.3%	76.9%	74.9%	2.0	% pts	$213.66	$197.65	8.1%
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(1)Calculated based on unrounded numbers.
(2)The Royal Palm suspended operations in mid-May 2025 for a comprehensive renovation and reopened in July 2026.

During the third quarter of 2026, Park's resort hotels continued to drive the performance of its portfolio, including the Royal Palm in Miami, which reopened in July 2026 after suspending operations in mid-May 2025 for a comprehensive renovation. Despite the impact of recent storms, RevPAR at the Hilton Hawaiian Village Waikiki Beach Resort increased 5%, while RevPAR at the Hilton Waikoloa Village increased over 20% driven by a nearly 40% increase in group revenue and an over 20% increase in transient revenue. In addition, the Hilton Hawaiian Village Waikiki Beach Resort benefited from the completion of guestroom renovations at the Rainbow Tower earlier in the year, helping to drive an over 130% increase in group revenue and a nearly 35%, or over $6 million, increase in food and beverage revenue compared to the same period in 2025. The Casa Marina Key West, Curio Collection, benefited from increases in group and transient revenue of 60% and nearly 15%, respectively, during the third quarter of 2026 compared to the same period in 2025, resulting in an increase in RevPAR of over 17%. The Waldorf Astoria Orlando continued to benefit from the comprehensive renovation and expansion projects completed in early 2024, with transient revenue increasing over 25% during the third quarter of 2026 compared to the same period in 2025, which increased RevPAR by over 16%. The Hilton Santa Barbara Beachfront Resort benefited from increases in group and transient revenue of approximately 25% and 10%, respectively, during the third quarter of 2026 compared to the same period in 2025, driving a 13% increase in RevPAR.

Additionally, the Hilton Chicago benefited from increases in both group and transient demand during the third quarter of 2026, resulting in an over 15% increase in RevPAR, while food and beverage revenue increased nearly 20%, or nearly $3 million, compared to the same period in 2025. Park's hotels in Washington, D.C. benefited from government-related demand, which drove an over 160% increase in group revenue during the third quarter of 2026 compared to the same period in 2025 and increased combined RevPAR by nearly 33%. Park's Boston hotels also benefited from increased group and transient demand during the quarter from high-profile events, including the World Cup quarterfinal match, resulting in a nearly 13% increase in combined RevPAR.

While higher demand and occupancy drove the 8% increase in Comparable RevPAR during the third quarter of 2026 compared to the same period in 2025, hotel operating expenses increased 5%, primarily reflecting higher variable costs associated with increased occupancy, as well as wage and utility pressures. Additionally, the increase in group demand primarily benefited rooms revenue, with lower out-of-room spend than Park typically recognizes from in-house groups, which resulted in only a 2% increase in food and beverage revenue, while banquet and catering revenue remained relatively flat compared to the same period in 2025. Park also recognized lower cancellation and attrition fees during the quarter.
At the end of September 2026, Core Group Revenue Pace for 2027 increased nearly 6%, as compared to what bookings were for 2026 at the end of September 2025, with average Core group rates for 2027 projected to increase nearly 4% for the same time period.
Non-Core Disposition Initiative
The status of Park’s Non-Core dispositions since January 1, 2026 is as follows:

(unaudited, dollars in millions)

Status	# of Hotels	Room Count	2025 Hotel Adjusted EBITDA(1)
Q1 Sale	1	193	$1
Q2 Sales/Dispositions	3	946	$9
Q3 Sale	1	314	$—
Q4 Sale	1	520	$(2)
Sold/Disposed in 2026	6	1,973	$8

Remaining Non-Core Hotels Targeted for Sale/Disposition	5	2,634	$37
Remaining Safehold Leases(2)	3	959	$16
Remaining Non-Core Hotels	8	3,593	$53
______________________________________________
(1)Includes Park’s share from its Non-Core unconsolidated joint venture sold during the second quarter of 2026.
(2)Timing for the disposition of the Hilton Salt Lake City Center, DoubleTree Hotel San Diego - Mission Valley and DoubleTree Hotel Durango cannot be determined given ongoing litigation.
Balance Sheet and Liquidity
As of September 30, 2026, Park’s liquidity was approximately $1.3 billion, including $1 billion of available capacity under the senior unsecured revolving credit facility (“Revolver”).
In September 2026, Park drew the remaining $600 million from the 2025 Delayed Draw Term Loan and $700 million from the Bonnet Creek Mortgage Loan to fully repay the $1.275 billion HHV Mortgage Loan, which was scheduled to mature on November 1, 2026, with the remaining proceeds to be used for general corporate purposes. The Bonnet Creek Mortgage Loan is secured by the 1,009-room Signia by Hilton Orlando Bonnet Creek and the 502-room Waldorf Astoria Orlando and associated golf course (collectively, the “Bonnet Creek complex”). Park also expects to refinance the $150 million mortgage loan encumbering the Hilton Santa Barbara Beachfront Resort in mid-November 2026. As of September 30, 2026, Park’s Net Debt was approximately $3.7 billion, and the weighted average maturity of Park’s consolidated debt is 3.1 years, including all extension options.

Park had the following debt outstanding as of September 30, 2026:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	Extended Maturity Date(1)	As of September 30, 2026
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	March 2027(2)	None	$49
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	None	150
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	None	30
2028 Senior Notes	Unsecured	5.88%	October 2028	None	725
2029 Senior Notes	Unsecured	4.88%	May 2029	None	750
2030 Senior Notes	Unsecured	7.00%	February 2030	None	550
Finance lease obligations		6.88%	2027 to 2030	None	1
Total Fixed Rate Debt		5.67%(3)			2,255

Variable Rate Debt
2024 Term Loan	Unsecured	SOFR + 2.20%	May 2027	None	200
Bonnet Creek Mortgage Loan	Bonnet Creek complex	SOFR + 2.25%	April 2029	April 2031	700
Revolver(4)	Unsecured	SOFR + 2.25%	September 2029	September 2030	—
2025 Delayed Draw Term Loan	Unsecured	SOFR + 2.20%	January 2030	January 2031	800
Total Variable Rate Debt		6.12%(3)			1,700

Less: unamortized deferred financing costs and discount					(32)
Total Debt(5)		5.87%(3)			$3,923
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(1)The extension options are exercisable subject to compliance with certain covenants.
(2)The loan matures in August 2042 but became callable by the lender in August 2022 with six months notice. As of September 30, 2026, Park had not received notice from the lender.
(3)Calculated on a weighted average basis.
(4)As of November 4, 2026, Park has $1 billion of available capacity under the Revolver with no outstanding letters of credit.
(5)Excludes $105 million of Park’s share of its unconsolidated joint venture debt.

Capital Investments
During the third quarter of 2026, Park spent $57 million on capital improvements at its hotels and expects to spend between $270 million to $280 million in capital expenditures during 2026.
Park reopened the Royal Palm in July 2026, following the completion of its more than $110 million comprehensive renovation, which began in May 2025. Park expects the renovation to generate a 15% to 20% return on investment. Park also expects to complete the third and final phase of guestroom renovations at the main tower of the Hilton New Orleans Riverside during the fourth quarter of 2026, bringing the total investment across all three phases to approximately $80 million.

Additionally, in August 2026, Park commenced a more than $100 million renovation of the 348-room Ali’i Tower at the Hilton Hawaiian Village Waikiki Beach Resort, including the addition of three new guestrooms at the oceanfront tower.

Dividends
Park declared a third quarter 2026 cash dividend of $0.25 per share to stockholders of record as of September 30, 2026. The third quarter dividend was paid on October 15, 2026.

On October 29, 2026, Park declared a fourth quarter 2026 cash dividend of $0.25 per share to be paid on January 15, 2027 to stockholders of record as of December 31, 2026. The declared dividends translate to an annualized yield of approximately 6% based on Park’s recent trading levels.

Full-Year 2026 Outlook
Park is increasing its full-year 2026 outlook to reflect strong third quarter results and demand trends expected for the fourth quarter.
Park expects full-year 2026 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)	Full-Year 2026 Outlook as of November 4, 2026		Full-Year 2026 Outlook as of August 6, 2026		Change at Midpoint
Metric	Low	High	Low	High

Comparable RevPAR(1)	$205	$206	$198	$201	$6
Comparable RevPAR change vs. 2025(1)	5.5%	6.0%	3.0%	4.5%	200	bps

Net income	$70	$80	$78	$98	$(13)
Net income attributable to stockholders	$62	$72	$69	$89	$(12)
Earnings per share – Diluted(2)	$0.31	$0.36	$0.35	$0.45	$(0.07)

Adjusted EBITDA	$635	$645	$617	$637	$13
Adjusted FFO per share – Diluted(2)	$2.00	$2.05	$1.90	$2.00	$0.08
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(1)Based on Comparable hotels as of each date presented.
(2)Amounts are calculated based on unrounded numbers.
Park’s outlook is based in part on the following assumptions:
•Comparable RevPAR for the fourth quarter is expected to increase 5.5% to 7.5%;
•Operating expenses for Park’s hotels for the full-year are expected to increase 4.5% to 5.0%;
•Includes approximately $13 million of incremental interest expense from $1.5 billion of refinancing activity in 2026, most of which is expected during the fourth quarter;
•Fully diluted weighted average shares for the full-year 2026 of 201 million; and
•Park’s current portfolio as of November 4, 2026 and does not take into account potential future acquisitions, dispositions or any financing transactions, except as noted above, which could result in a material change to Park’s outlook.
Park’s full-year 2026 outlook is based on several factors, many of which are outside the Company’s control, including uncertainty surrounding macroeconomic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change. Additionally, Park’s full-year 2026 outlook does not include assumptions around the incremental impact of tariff announcements (including any foreign tariffs announced in response to changes in U.S. trade policy), changes in travel patterns to or in the U.S. as a result of foreign conflicts, disapproval of U.S. foreign or domestic policy, or government or agency shutdowns as the net effect of such announcements or events cannot be ascertained or quantified at this time.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.
Corporate Responsibility
Park published its ninth annual Corporate Responsibility Report ("CR Report"), which aligns with globally utilized frameworks including the Task Force on Climate-Related Financial Disclosures, Sustainability Accounting Standards Board, United Nations Sustainable Development Goals and Global Reporting Initiative. The 2026 CR Report details Park's energy, carbon, water and waste metrics and also highlights the Company's sustainability and corporate responsibility efforts, including the efforts of Park's subcommittees - the Green Park Committee and the Park Cares & Social Commitment Committee.
Park was recognized by Newsweek as one of America's Most Responsible Companies 2026, the sixth time Park has been included in the annual survey, as well as one of America's Most Trustworthy Companies and World’s Most Trustworthy Companies for 2026. Additionally, Park announced that two of its hotels earned ENERGY STAR® certifications for superior energy performance thus far in 2026, continuing Park’s commitment to enhancing efficiency in the built environment. Finally, Park announced that six properties have achieved Green Key Global certifications, demonstrating the Company’s commitment to advancing sustainable hotel operations.

Conference Call
Park will host a conference call for investors and other interested parties to discuss third quarter 2026 results on November 5, 2026 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2026 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including the availability under Park’s Revolver, any anticipated repayment and/or refinancing of Park’s other indebtedness, the completion of capital allocation priorities and expected returns on such projects, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including elevated inflation and interest rates, potential economic slowdown or a recession and geopolitical conflicts or trends, including trade policy, travel barriers or changes in travel preferences for U.S. destinations, including as a result of another government or agency shutdown), the effects of competition, the effects of future legislation, executive action or regulations, tariffs, the expected completion of anticipated dispositions, including of Park’s Non-Core hotels (as defined below), the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts (“REIT”) with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 29 premium-branded hotels and resorts with approximately 21,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS	(unaudited)
Property and equipment, net	$6,893	$6,955
Assets held for sale, net	19	14
Intangibles, net	40	41
Cash and cash equivalents	295	232
Restricted cash	40	32
Accounts receivable, net of allowance for doubtful accounts of $3 and $2	132	116
Prepaid expenses	52	60
Other assets	70	80
Operating lease right-of-use assets	154	170
TOTAL ASSETS (variable interest entities – $199 and $207)	$7,695	$7,700
LIABILITIES AND EQUITY
Liabilities
Debt	$3,923	$3,838
Accounts payable and accrued expenses	241	198
Dividends payable	53	56
Due to hotel managers	108	134
Other liabilities	220	189
Operating lease liabilities	184	209
Total liabilities (variable interest entities – $194 and $198)	4,729	4,624
Stockholders’ Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 203,366,774 shares issued and 202,082,337 shares outstanding as of September 30, 2026 and 200,938,658 shares issued and 199,901,086 shares outstanding as of December 31, 2025	2	2
Additional paid-in capital	4,033	4,031
Accumulated deficit	(1,011)	(902)
Total stockholders’ equity	3,024	3,131
Noncontrolling interests	(58)	(55)
Total equity	2,966	3,076
TOTAL LIABILITIES AND EQUITY	$7,695	$7,700

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rooms	$367	$370	$1,124	$1,134
Food and beverage	146	150	516	512
Ancillary hotel	64	67	191	198
Other	25	23	73	68
Total revenues	602	610	1,904	1,912

Operating expenses
Rooms	103	106	304	311
Food and beverage	113	112	360	357
Other departmental and support	148	148	442	451
Other property	46	56	142	163
Management fees	25	27	88	88
Impairment and casualty loss	8	—	35	70
Depreciation and amortization	74	78	204	269
Corporate general and administrative	22	17	60	54
Other	24	23	70	67
Total expenses	563	567	1,705	1,830

(Loss) gain on sales of assets, net	(1)	—	(4)	1
Gain on derecognition of assets	—	16	—	48

Operating income	38	59	195	131

Interest income	2	3	5	8
Interest expense	(55)	(53)	(158)	(158)
Interest expense associated with hotels in receivership	—	(16)	—	(48)
Equity in earnings from investments in affiliates	2	—	4	2
Other (loss) gain, net	(3)	(1)	6	—

(Loss) income before income taxes	(16)	(8)	52	(65)
Income tax benefit (expense)	1	(6)	(5)	(8)
Net (loss) income	(15)	(14)	47	(73)
Net income attributable to noncontrolling interests	(3)	(2)	(7)	(5)
Net (loss) income attributable to stockholders	$(18)	$(16)	$40	$(78)

(Loss) earnings per share:
(Loss) earnings per share – Basic	$(0.10)	$(0.08)	$0.19	$(0.40)
(Loss) earnings per share – Diluted	$(0.10)	$(0.08)	$0.19	$(0.40)

Weighted average shares outstanding – Basic	200	199	200	199
Weighted average shares outstanding – Diluted	200	199	200	199

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(15)	$(14)	$47	$(73)
Depreciation and amortization expense	74	78	204	269
Interest income	(2)	(3)	(5)	(8)
Interest expense	55	53	158	158
Interest expense associated with hotels in receivership(1)	—	16	—	48
Income tax (benefit) expense	(1)	6	5	8
Interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	2	2	6
EBITDA	112	138	411	408
Loss (gain) on sales of assets, net(2)	1	—	—	(1)
Gain on derecognition of assets(1)	—	(16)	—	(48)
Severance expense	3	—	3	—
Share-based compensation expense	5	5	15	14
Impairment and casualty loss	8	—	35	70
Other items	6	3	12	14
Adjusted EBITDA	$135	$130	$476	$457
______________________________________________
(1)For the three and nine months ended September 30, 2025, represents accrued interest expense associated with the default of the $725 million non-recourse CMBS loan (“SF Mortgage Loan”), which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the 1,921-room Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which were sold by the court-appointed receiver in November 2025.
(2)For the nine months ended September 30, 2026, includes a $4 million gain on the sale of Park’s ownership interest in the Embassy Suites by Hilton Alexandria Old Town included in other (loss) gain, net in Park’s condensed consolidated statements of operations.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA AND HOTEL ADJUSTED EBITDA MARGIN
COMPARABLE AND CORE HOTELS

(unaudited, dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA	$135	$130	$476	$457
Less: Adjusted EBITDA from investments in affiliates	(3)	(3)	(14)	(16)
Add: All other(1)	14	14	43	42
Hotel Adjusted EBITDA	146	141	505	483
Less: Adjusted EBITDA from hotels disposed of	—	(6)	(2)	(6)
Comparable Hotel Adjusted EBITDA	146	135	503	477
Less: Adjusted EBITDA from Non-Core hotels	(14)	(10)	(48)	(42)
Core Hotel Adjusted EBITDA	$132	$125	$455	$435

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Revenues	$602	$610	$1,904	$1,912
Less: Other revenue	(25)	(23)	(73)	(68)
Less: Revenues from hotels disposed of	(12)	(52)	(52)	(142)
Comparable Hotel Revenues	565	535	1,779	1,702
Less: Hotel Revenues from Non-Core hotels	(67)	(61)	(211)	(201)
Core Hotel Revenues	$498	$474	$1,568	$1,501

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change(2)		2026	2025	Change(2)
Total Revenues	$602	$610	(1.2)%		$1,904	$1,912	(0.4)%
Operating income	$38	$59	(35.0)%		$195	$131	49.3%
Operating income margin(2)	6.4%	9.7%	(330)	bps	10.3%	6.8%	350	bps

Comparable Hotel Revenues	$565	$535	5.7%		$1,779	$1,702	4.6%
Comparable Hotel Adjusted EBITDA	$146	$135	7.7%		$503	$477	5.4%
Comparable Hotel Adjusted EBITDA margin(2)	25.7%	25.2%	50	bps	28.3%	28.1%	20	bps

Core Hotel Revenues	$498	$474	5.3%		$1,568	$1,501	4.5%
Core Hotel Adjusted EBITDA	$132	$125	6.8%		$455	$435	4.8%
Core Hotel Adjusted EBITDA margin(2)	26.7%	26.3%	40	bps	29.1%	29.0%	10	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA
COMPARABLE, CORE AND NON-CORE HOTELS

(unaudited, in millions)	Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026
	Total	Core Hotels	Non-Core Hotels	Total	Core Hotels	Non-Core Hotels

Rooms	$367	$311	$56	$1,124	$945	$179
Food and beverage	146	129	17	516	450	66
Ancillary hotel	64	58	6	191	173	18
Total hotel revenues	577	498	79	1,831	1,568	263

Less:
Rooms expense	103	88	15	304	254	50
Food and beverage expense	113	99	14	360	313	47
Other departmental and support expense	148	122	26	442	359	83
Management fees	25	22	3	88	77	11
Other property expenses(1)	42	35	7	132	110	22
Total hotel expenses	431	366	65	1,326	1,113	213

Hotel Adjusted EBITDA	146	132	14	505	455	50
Less: Adjusted EBITDA from hotels disposed of	—	—	—	(2)	—	(2)
Comparable Hotel Adjusted EBITDA	$146	$132	$14	$503	$455	$48
______________________________________________
(1)Total other property expenses primarily include real and personal property taxes, other local taxes, ground rent, equipment rent and property insurance.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to stockholders	$(18)	$(16)	$40	$(78)
Depreciation and amortization expense	74	78	204	269
Depreciation and amortization expense attributable to noncontrolling interests	—	(1)	(2)	(3)
Loss (gain) on sales of assets, net(1)	1	—	—	(1)
Gain on derecognition of assets(2)	—	(16)	—	(48)
Impairment loss	7	—	32	70
Equity investment adjustments:
Equity in earnings from investments in affiliates	(2)	—	(4)	(2)
Pro rata FFO of investments in affiliates	1	—	4	5
Nareit FFO attributable to stockholders	63	45	274	212
Severance expense	3	—	3	—
Share-based compensation expense	5	5	15	14
Interest expense associated with hotels in receivership(2)	—	16	—	48
Other items	8	4	17	17
Adjusted FFO attributable to stockholders	$79	$70	$309	$291
Nareit FFO per share – Diluted(3)	$0.31	$0.22	$1.36	$1.06
Adjusted FFO per share – Diluted(3)	$0.39	$0.35	$1.54	$1.45
Weighted average shares outstanding – Diluted	202	200	201	200
______________________________________________
(1)For the nine months ended September 30, 2026, includes a $4 million gain on the sale of Park’s ownership interest in the Embassy Suites by Hilton Alexandria Old Town included in other (loss) gain, net in Park’s condensed consolidated statements of operations.
(2)For the three and nine months ended September 30, 2025, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the Hilton San Francisco Hotels, which were sold by the court-appointed receiver in November 2025.
(3)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
September 30, 2026
Debt	$3,923
Add: unamortized deferred financing costs and discount	32
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,955
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	105
Less: cash and cash equivalents	(295)
Less: restricted cash	(40)
Net Debt	$3,725

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$70	$80
Depreciation and amortization expense	266	266
Interest income	(7)	(7)
Interest expense	222	222
Income tax expense	8	8
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2
EBITDA	561	571
Severance expense	3	3
Share-based compensation expense	20	20
Impairment and casualty loss	35	35
Other items	16	16
Adjusted EBITDA	$635	$645

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to stockholders	$62	$72
Depreciation and amortization expense	266	266
Depreciation and amortization expense attributable to noncontrolling interests	(3)	(3)
Impairment loss	32	32
Equity investment adjustments:
Equity in earnings from investments in affiliates	(5)	(5)
Pro rata FFO of equity investments	6	6
Nareit FFO attributable to stockholders	358	368
Severance expense	3	3
Share-based compensation expense	20	20
Other items	21	21
Adjusted FFO attributable to stockholders	$402	$412
Adjusted FFO per share – Diluted(1)	$2.00	$2.05
Weighted average diluted shares outstanding	201	201
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable hotel financial data includes results from Park’s consolidated hotels and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable hotel financial data excludes results from property dispositions that have occurred prior to November 4, 2026.
Core/Non-Core
The Company’s Core portfolio includes 20 of Park’s consolidated hotels and one unconsolidated hotel and consists primarily of hotels and resorts that cater to group and leisure demand. As of September 30, 2026, Park’s Non-Core portfolio included 9 consolidated hotels. As of November 4, 2026, Park had 8 hotels remaining in its Non-Core portfolio. Financial data presented for Park’s Core and Non-Core hotels are based on its consolidated hotels only.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park’s ongoing operating performance or incurred in the normal course of business, and thus, excluded from management’s analysis in making day-to-day operating decisions and evaluations of Park’s operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.
Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.